As filed with the Securities and Exchange Commission on December 7, 1999
                                         Registration Statement No. 333-88775

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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                        ---------------------------
                               Amendment No. 1
                                      to
                                  FORM S-3
                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                        ---------------------------

                              CBS CORPORATION

           (Exact name of Registrant as specified in its charter)

                        ---------------------------


         Pennsylvania                                      25-0877540
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                        ---------------------------

                            51 West 52nd Street
                             New York, NY 10019
                               (212) 975-4321
                (Address, including zip code, and telephone
                      number, including area code, of
                      Registrant's principal executive
                                  offices)

                        ---------------------------

                          Louis J. Briskman, Esq.
                Executive Vice President and General Counsel

                              CBS Corporation
                            51 West 52nd Street
                             New York, NY 10019
                               (212) 975-4321

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ---------------------------

                                  Copy to:
                           Peter S. Wilson, Esq.
                          Cravath, Swaine & Moore
                             825 Eighth Avenue
                             New York, NY 10019
                               (212) 474-1000

                        ---------------------------

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        ---------------------------


                      CALCULATION OF REGISTRATION FEE

                                                     Proposed
Title of Each                         Proposed       Maximum
Class of                              Maximum        Aggregate    Amount of
Securities          Amount to be   Offering Price    Offering    Registration
To be Registered    Registered      Per Share(1)     Price(1)       Fee(2)

Common Stock,
$1.00 par value      10,141,691        $48.72     $494,103,186   $137,360.69
Series A Preferred
Stock Purchase
Rights               10,141,691          (3)             (3)          (3)

(1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low reported sale prices of the Registrant's Common Stock on the New York Stock Exchange Inc. Composite Tape on October 7, 1999. The registration fee of $137,360.69 was paid on October 12, 1999, in connection with the initial filing of this Registration Statement on Form S-3.

(2)  Calculated by multiplying the aggregate offering amount by .000278.

(3) The Series A Preferred Stock Purchase Rights of CBS are attached to and trade with the shares of CBS Common Stock being registered hereby. The value attributable to such Series A Preferred Stock Purchase Rights, if any, is reflected in the market price of CBS Common Stock.

                PROSPECTUS
                                                           December 7, 1999

                             10,141,691 SHARES
                              CBS CORPORATION
                                COMMON STOCK

                    ------------------------------------


     This Prospectus relates to the proposed sale from time to time of up to an aggregate of 10,141,691 shares of common stock of CBS Corporation, a Pennsylvania corporation, by a selling shareholder. The selling shareholder acquired shares of CBS Series B Participating Preferred Stock in connection with the acquisition by CBS from the selling shareholder of television broadcast station KTVT-TV, Fort Worth/Dallas, Texas, on October 12, 1999. The preferred stock is convertible by the selling shareholder into our common stock at any time and this Prospectus relates to the shares of our common stock issuable to the selling shareholder upon conversion of the preferred stock.

     In connection with this acquisition, we agreed to register this offering of shares for the benefit of the selling shareholder.

     The selling shareholder may sell all or any portion of the shares of our common stock in one or more transactions on a stock exchange on which the shares are listed, an underwritten offering or in private, negotiated transactions. The selling shareholder will determine the prices at which it sells the shares. We will not receive any of the proceeds from the sale of the shares by the selling shareholder, but we will pay all registration expenses. The selling shareholder will pay any underwriting discounts and selling commissions in connection with the sale of the shares and, in certain circumstances, marketing expenses incurred in connection with an underwritten offering of the shares.

     On December 1, 1999, 764,628,774 shares of our common stock were outstanding. Our common stock is listed on the New York Stock Exchange under the symbol "CBS." On December 6, 1999, the last reported sale price of our common stock on the New York Stock Exchange was $54.50 per share.

     We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read this entire Prospectus and any amendments or supplements carefully before you make your investment decision.

     Our principal executive offices are located at 51 West 52nd Street, New York, New York 10019. Our telephone number is (212) 975-4321.

                             ------------------



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                             ------------------


              The date of this Prospectus is December 7, 1999.

                             TABLE OF CONTENTS

                                                                       Page

Where You Can Find More Information.......................................4

Special Note Regarding Forward-looking Statements.........................5

Recent Developments.......................................................6

Use of Proceeds...........................................................6

Selling Shareholder.......................................................6

Plan of Distribution......................................................7

Legal Matters.............................................................9

Experts...................................................................9


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          This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Reports, proxy statements and other information regarding issuers that file electronically with the SEC, including our filings, are also available to the public from the SEC's web site at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" the information in documents we file with them, which means that we can disclose important business and financial information about us to you that is not included in or delivered with this Prospectus by referring you to those documents.

     The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filing we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this Prospectus:

     o Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1998

     o Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarterly period ended March 31, 1999, the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999

     o Current Reports on Form 8-K filed on January 29, 1999, February 5, 1999, April 1, 1999, April 13, 1999, April 30, 1999, June 4, 1999,
          June 28, 1999, July 30, 1999, August 4, 1999, September 8, 1999,
          September 15, 1999, October 8, 1999 and December 6, 1999
          (including Viacom Inc. historical financial statements), October 8, 1999 and November 22, 1999 (including King World Productions, Inc. historical financial statements), October 12, 1999, October 29, 1999, November 2, 1999, November 5, 1999 and November 22, 1999

     o    Description of risk factors contained in our Registration
          Statement on Form S-4 (Registration Statement No. 333-84761), filed on August 9, 1999, as amended by Post-Effective Amendment No. 1 to that Registration Statement, filed on November 5, 1999

     o Description of risk factors and unaudited pro forma financial information relating to the Viacom Inc./CBS and the CBS/King World Productions, Inc. transactions contained in our Definitive Joint Proxy Statement on Schedule 14A dated November 24, 1999, filed in connection with our pending merger with Viacom Inc. (Annex A of which includes a copy of the amended and restated CBS/Viacom merger agreement)

     o Description of our common stock contained in our Registration Statement on Form 10 dated May 15, 1935

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  Louis J. Briskman, Esq.
                  Executive Vice President
                   and General Counsel
                  CBS Corporation
                  51 West 52nd Street
                  New York, New York 10019

     Telephone requests may be directed to (212) 975-4321.

     We have not authorized anyone to give any information or make any representation about us that differs from or adds to the information in this Prospectus or in our documents or the documents that we publicly file with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or sell, the securities offered by this Prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Prospectus does not extend to you.

     The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

                           SPECIAL NOTE REGARDING
                         FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated by reference in this Prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect CBS' current expectations concerning future results and events. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CBS to be different from any future results, performance and achievements expressed or impled by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference in this Prospectus.

     The following important factors could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:

     o the timing, impact and other uncertainties related to pending and future acquisitions by CBS and the pending combination of CBS and Viacom

     o the ability of CBS and the combined company to develop and acquire television programming and to attract and retain advertisers

     o the ability of CBS and the combined company to increase audience share for its programs, particularly in key demographic segments

     o the ability of CBS and the combined company to renew existing programming, licensing and distribution agreements and to enter into new agreements

     o the success of CBS, the combined company and its suppliers and customers in achieving year 2000 compliance

     o the impact of significant competition from both the over-the-air broadcast stations and programming alternatives such as cable television, wireless cable, in-home satellite distribution services and pay-per-view and home video entertainment services

     o the impact of new technologies including the magnitude of equity looses and other uncertainties related to CBS' Internet based investments

     o changes in laws or rules or regulations of a governmental agency, including the Federal Communications Commission regulations

     o    dependence upon affiliation agreements

     o    expenditures by advertisers tend to be seasonal and cyclical

     o changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations

     o    interest rate fluctuations and other capital market conditions

     o uncertainties related to certain litigation, environmental and other liabilities associated with CBS' former industrial businesses

     These factors and risk factors described in the previous section are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included or incorporated by reference in this Prospectus are made only as of the date of this Prospectus and under Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or event will be achieved.

                            RECENT DEVELOPMENTS

     On September 6, 1999, we entered into an agreement with Viacom Inc. ("Viacom") providing for the merger of CBS and Viacom, and that agreement was amended and restated as of October 8, 1999 and as of November 23, 1999. Under the terms of the amended and restated merger agreement, our shareholders will receive, for each share of our common stock, 1.085 shares of Viacom non-voting Class B common stock and for each share of our Series B Participating Preferred Stock, 1.085 shares of Viacom Series C Preferred Stock. The transaction is subject to a number of closing conditions, including Federal Communications Commission approval, expiration of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 waiting period and the adoption of the amended and restated merger agreement by our shareholders. We expect the merger to close sometime during the first half of 2000. You may access our Definitive Joint Proxy Statement on Schedule 14A dated Noember 24, 1999 for a copy of the amended and restated CBS/Viacom merger agreement and additional information regarding the merger. See "Where You Can Find More Information."

                              USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares by the selling shareholder.

                            SELLING SHAREHOLDER

     The following table sets forth the total number of shares of our common stock the selling shareholder would own upon conversion of all the shares of our Series B Participating Preferred Stock owned by the selling shareholder. Because the selling shareholder may offer all or any portion of the shares of our common stock pursuant to the offering contemplated by this Prospectus, we can provide no estimate as to the exact number of shares the selling shareholder will hold after completion of this offering. The selling shareholder has not had any material relationship with CBS (other than as described below or in connection with the acquisition of KTVT-TV from the selling shareholder) within the past three years. All such information has been provided to us by the selling shareholder.

                           Number
                          of Shares       Percent of      Number of Shares
Name of Selling         Beneficially      Outstanding      Registered For
Shareholder                 Owned         Shares(1)         Sale Hereby

Gaylord Entertainment
 Company                 10,141,691(2)       1.3%            10,141,691

-----------------------------------------
1 Percent of total shares of our common stock outstanding as of December 1, 1999.

2 The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The number of shares beneficially owned excludes any shares of our common stock that might be beneficially owned by directors, executive officers or more than 5% shareholders of the selling shareholder.


     In September 1997, we acquired The Nashville Network and Country Music Television through a merger with the former parent of the selling shareholder, in which approximately 59 million shares of our common stock were issued to the shareholders of that former parent. In connection with that transaction, we entered into certain arrangements with the selling shareholder, including indemnification, services and non-competition agreements, that are still in effect as of the date of this Prospectus. In addition, prior to the closing of our acquisition of television broadcast station KTVT-TV described below, we had a television network broadcasting affiliation agreement with the selling shareholder relating to KTVT-TV. We also had a television network broadcasting affiliation agreement with the selling shareholder relating to KSTW-TV until June 1997.

     On October 12, 1999, upon the closing of our acquisition of KTVT-TV from the selling shareholder, we issued to the selling shareholder 10,141.691 shares of our Series B Participating Preferred Stock. The preferred stock is convertible by the selling shareholder at any time prior to the consummation of the CBS/Viacom transaction into a total of 10,141,691 shares of our common stock. Under the terms of the merger agreement with the selling shareholder, as amended, governing this transaction, we agreed to register the resale of the shares of our common stock issuable to the selling shareholder upon conversion of the preferred stock and to keep the registration statement covering that transaction, of which this Prospectus is a part, effective for up to two years. The merger agreement provides that we may suspend the use of this Prospectus for a period or periods not to exceed 40 trading days in the aggregate in any 12 month period if we determine in good faith that a suspension is necessary to avoid public disclosures (a) that would interfere or materially adversely affect the negotiation or completion of any acquisitions or divestitures or (b) of pending corporate developments of a nature that would require public disclosure, provided that we will use our reasonable best efforts to keep the length of any blackout period to no more than ten consecutive trading days.

     For the period ending October 12, 2000, if we exercise our right to suspend the use of this Prospectus, we have agreed to indemnify the selling shareholder in accordance with the following (without duplication):

     o the selling shareholder must have previously notified us in writing of its intention to sell any or all of the shares, and the selling shareholder must actually sell those shares during the 12 month period immediately following the end of the relevant blackout period and, either,

     o if the blackout period exceeds ten consecutive trading days, the selling shareholder must suffer a loss on the sale of the shares, measured on a per share basis as the excess, if any, of (1) the lower of (a) the closing price per share of our common stock on the day the selling shareholder receives notice of suspension of the use of this Prospectus and (b) $47.8224 over (2) the higher of (a) the closing price per share of our common stock on the trading day immediately following the last day of the blackout period and (b) the price per share (for each relevant sale) at which the selling shareholder actually sells the shares minus the applicable per share selling discount or commission, if any, up to a maximum indemnity of $7 million, or

     o if the aggregate number of trading days in all blackout periods exceeds 40, the selling shareholder must suffer a loss on the sale of the shares, measured on a per share basis as the excess, if any, of (1) $47.8224 over (2) the higher of (a) the closing price per share of our common stock on the trading day immediately following the last day of the last of such blackout periods and (b) the price per share (for each relevant sale) at which the selling shareholder actually sells the shares minus the applicable per share selling discount or commission, if any.

     In addition, we have also agreed to indemnify the selling shareholder if there is a determination that our acquisition of KTVT-TV is taxable to the selling shareholder as a result of our breach of certain representations, warranties or covenants that we made to the selling shareholder in connection with the acquisition. The amount of the indemnity is calculated as the excess of the actual tax liability to the selling shareholder resulting from the transaction over the tax liability that would have resulted had we not breached those representations, warranties or covenants. However, the amount of the indemnity is reduced to the extent the selling shareholder disposes of the preferred stock, or any security received in exchange for the preferred stock, within ten years of the closing of our acquisition of KTVT-TV. Furthermore, our indemnity is not applicable if the selling shareholder has materially contributed in certain respects to the determination that the acquisition is taxable to the selling shareholder. However, in the event that this indemnity is not applicable but we receive a depreciable cost basis in the KTVT-TV assets, we will be required to pay $40 million to the selling shareholder.

                            PLAN OF DISTRIBUTION

     We are registering this offering of shares on behalf of the selling shareholder. We will pay all costs, expenses and fees related to this registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel and the selling shareholder's counsel, blue sky fees and expenses and, if we request that the selling shareholder effect an underwritten public offering of any of the shares covered by this Prospectus, all "road show" and other marketing expenses incurred by us or any underwriters that are not otherwise paid by the underwriters. These costs, expenses and fees are estimated to total approximately $189,360.69. The selling shareholder will pay any underwriting discounts and selling commissions in connection with the sale of the shares and, if the selling shareholder elects to effect an underwritten public offering of the shares covered by this Prospectus, all "road show" and other marketing expenses incurred by us or any underwriters that are not otherwise paid by the underwriters.

     The selling shareholder may sell the shares from time to time in one or more transactions on one or more exchanges or in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholder will determine the prices at which it sells the shares in these transactions. The selling shareholder may effect these transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

     o    a firm commitment underwritten public offering

     o a block trade in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction

     o purchases by a broker-dealer as principal and resale by the broker- dealer for its account pursuant to this Prospectus

     o an exchange distribution in accordance with the rules of the applicable exchange

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers

     o    privately negotiated transactions

     The selling shareholder may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder also may sell our common stock short pursuant to this Prospectus and redeliver the shares to close out these short positions. The selling shareholder may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares pursuant to this Prospectus. The selling shareholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the selling shareholder, the broker-dealer may sell the pledged shares pursuant to this Prospectus.

     The selling shareholder may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the selling shareholder would pledge the shares to secure its obligations and the counterparty to these transactions would sell our common stock short to hedge its transaction with the selling shareholder. Upon a default by the selling shareholder under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this Prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling shareholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling shareholder may be deemed to be an "underwriter" within the meaning of
Section 2(11) of the Securities Act of 1933, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act of 1933. The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and is complied with.

     The selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and their associated rules and regulations, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholder. We will make copies of this Prospectus available to the selling shareholder and have informed it of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares.

     We will file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by the selling shareholder that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of the shares through an underwritten offering or a block trade, special offering, exchange distribution or secondary distribution, purchase by a broker or dealer or hedging or financing transaction with the selling shareholder. The supplement will disclose:

     o    the name of each underwriter or participating broker-dealer,

     o    the number of shares involved,

     o    the price at which the shares will be sold,

     o any commissions paid or discounts or concessions allowed to underwriters or broker-dealers,

     o if applicable, that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and

     o    other facts material to the transaction.

     The selling shareholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. We have agreed to indemnify the selling shareholder and any underwriters against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act of 1933.

                               LEGAL MATTERS

     Louis J. Briskman, Esq., our Executive Vice President and General Counsel, has passed upon the validity with respect to the issuance of our shares of common stock offered by this Prospectus. As of November 30, 1999, Mr. Briskman beneficially owned 460,655 shares of our common stock, including 458,333 shares of our common stock issuable upon the exercise of stock options.

                                  EXPERTS

     The consolidated financial statements and the related financial statement schedule of CBS, as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, incorporated by reference in this Prospectus from CBS' Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as stated in their reports, which are incorporated in this document by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of King World Productions, Inc., as of August 31, 1999 and 1998 and for each of the years in the three year period ended August 31, 1999, incorporated by reference in this Prospectus from CBS' Form 8-K dated November 22, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and is incorporated by reference in this document in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Viacom Inc., as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus from CBS' Form 8-K dated October 8, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

o The following table sets forth the costs and expenses payable by us in connection with the registration of the offering of the shares. All expenses other than the SEC registration fee are estimates. The selling shareholder will pay all costs and expenses of selling its shares, including any underwriting discounts and selling commissions and, if the selling shareholder (rather than CBS) at its election undertakes to sell the shares in an underwritten offering, all "road show" and other marketing expenses incurred by us or any underwriters which are not otherwise paid by such underwriters.


SEC Registration Fee........................... .......  $137,360.69
Accounting Fees and Expenses...........................    10,000.00
Legal Fees and Expenses................................    40,000.00
Printing Fees and Expenses.............................         0.00
Miscellaneous Expenses.................................     2,000.00
                                                         -------------
                  Total................................  $189,360.69
                                                         =============


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     CBS is incorporated under the laws of the Commonwealth of Pennsylvania.

     Section 1741 of the Pennsylvania Business Corporation Law ("PBCL") empowers a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 of the PBCL empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that indemnification will not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless there is a judicial determination that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 of the PBCL provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 1745 of the PBCL provides that expenses (including attorneys' fees) incurred in defending a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of the PBCL will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise. However, Section 1746 also provides that such indemnification will not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     We provide for indemnification of our directors and officers pursuant to Article ELEVEN of our Articles of Incorporation and Article XVII(B) of our By-laws. Article ELEVEN of our Articles of Incorporation and Article XVII(B) of our By-laws provide in effect that, with respect to Proceedings based on acts or omissions on or after January 27, 1987, and unless prohibited by applicable law, we will indemnify directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such Proceedings (subject to certain limitations in the case of actions by such persons against us). Under Article XVII(B), we will also advance amounts to any director or officer during the pendency of any such Proceedings against expenses incurred in connection with such Proceedings, provided that, if required by law, we receive an undertaking to repay such amount if it is ultimately determined that such person is not entitled to be indemnified under such Article. The indemnification provided for in such Articles is in addition to any rights to which any director or officer may otherwise be entitled. Article XVII(B) of our By-laws provides that the right of a director or officer to such indemnification and advancement of expenses will be a contract right and further provides procedures for the enforcement of such right.

     As authorized by Article ELEVEN of our Articles of Incorporation, we have purchased directors' and officers' liability insurance policies indemnifying our directors and officers and the directors and officers of our subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with us or our subsidiaries as directors and officers.

ITEM 16.  EXHIBITS.

EXHIBIT NO.    DESCRIPTION

     2.1 Agreement and Plan of Merger dated as of March 31, 1999, as amended by Amendment No. 1 dated September 8, 1999, by and among CBS, King World Productions, Inc. and K Acquisition Corp., incorporated by reference to Annex A to the Proxy Statement/Prospectus dated August 9, 1999, which forms a part of our Registration Statement on Form S-4 (Registration No. 333-84761) filed on August 9, 1999, and to Annex S-A to the Proxy Statement/Prospectus Supplement dated November 5, 1999, which forms a part of Post-Effective Amendment No. 1 to our Registration Statement on Form S-4 (Registration No. 333-84761 filed on November 5, 1999)

  *2.2 Agreement and Plan of Merger dated as of April 9, 1999 by and among CBS, Gaylord Entertainment Company, Gaylord Television Company, Gaylord Communications, Inc., CBS Dallas Ventures, Inc. and CBS Dallas Media, Inc.

  *2.3 First Amendment dated as of October 8, 1999, to the Agreement and Plan of Merger

  *2.4 Amended and Restated Tax Matters Agreement dated as of October 8, 1999, by and among CBS, Gaylord Entertainment Company, Gaylord Television Company and Gaylord
               Communications, Inc.

   2.5 Amended and Restated Agreement and Plan of Merger dated as of November 23, 1999 by and among CBS Corporation and Viacom Inc., incorporated by reference to our Definitive Joint Proxy Statement on Schedule 14A dated November 24, 1999

   3.1 Restated Articles of Incorporation of CBS, as amended to October 27, 1997, incorporated by reference to Exhibit 3(a) to our Form 10-Q for the period ended September 30, 1999

   3.2 By-laws of CBS, as amended to May 4, 1999, incorporated by reference to Exhibit 3(b) to our Form 10-Q for the quarterly period ended June 30, 1999

   4.1 The rights of holders of our common stock set forth in our Restated Articles of Incorporation and By-laws that are included in Exhibits 3.1 and 3.2.

   4.2 The rights of holders of our Series A Preferred Stock Purchase Rights set forth in our Rights Agreement that is incorporated by reference to Exhibit 1 to our Form 8-A filed on January 9, 1996

  *5.1         Opinion of Louis J. Briskman, Esq.

**23.1         Consent of KPMG LLP

**23.2         Consent of Arthur Andersen LLP

**23.3         Consent of PricewaterhouseCoopers LLP

 *23.4         Consent of Arthur Andersen LLP dated October 12, 1999

 *23.5 Consent of Louis J. Briskman, Esq. (included in opinion filed as Exhibit 5.1)

 *24.1         Power of Attorney


* Previously filed with our Registration Statement on Form S-3 (Regisration No. 333-88775) filed on October 12, 1999.

**   Filed herewith.

ITEM 17.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, State of New York on December 7, 1999.


                              CBS CORPORATION,
                              Registrant
                                  by

                                       /s/ Robert G. Freedline
                                       ---------------------------------
                                           Robert G. Freedline
                                           Vice President and Controller

      SIGNATURE                     TITLE                      DATE
------------------------      -------------------       ------------------
          *
------------------------      Director
George H. Conrades

          *
------------------------      Director
Martin C. Dickinson

          *
------------------------      Director
William H. Gray III

          *
------------------------      President and Chief
Mel Karmazin                  Executive Officer and
                              Director (principal
                              executive officer)
          *
------------------------      Director
Jan Leschly

          *
------------------------      President and Chief
Leslie Moonves                Executive Officer, CBS
                              Television, and Director
          *
------------------------      Chairman and Director
David T. McLaughlin

          *
------------------------      Director
Richard R. Pivirotto

          *
------------------------      Director
Raymond W. Smith

          *
------------------------      Director
Dr. Paula Stern

          *
------------------------      Director
Robert D. Walter

          *
------------------------      Executive Vice President
Fredric G. Reynolds           and Chief Financial Officer
                              (principal financial officer)

/s/ Robert G. Freedline
------------------------      Vice President and         December 7, 1999
Robert G. Freedline           Controller (principal
                              accounting officer)


*By /s/ Robert G. Freedline                              December 7, 1999
    -----------------------
    Robert G. Freedline
    Attorney-in-Fact

                             INDEX TO EXHIBITS

     EXHIBIT NO.         DESCRIPTION

          2.1 Agreement and Plan of Merger dated as of March 31, 1999, as amended by Amendment No. 1 dated September 8, 1999, by and among CBS, King World Productions, Inc. and K Acquisition
               Corp., incorporated by reference to Annex A to the Proxy Statement/Prospectus dated August 9, 1999, which forms a part of our Registration Statement on Form S-4 (Registration No. 333-84761) filed on August 9, 1999, and to Annex S-A to the Proxy Statement/Prospectus Supplement dated November 5, 1999, which forms a part of Post-Effective Amendment to No. 1 to our Registration Statement on Form S-4 (Registration No. 333-84761 filed on November 5, 1999)

         *2.2 Agreement and Plan of Merger dated as of April 9, 1999 by and among CBS, Gaylord Entertainment Company, Gaylord Television Company, Gaylord Communications, Inc., CBS Dallas Ventures, Inc. and CBS Dallas Media, Inc.

         *2.3 First Amendment dated as of October 8, 1999, to the Agreement and Plan of Merger filed herewith as Exhibit 2.2

         *2.4 Amended and Restated and Tax Matters Agreement dated as of October 8, 1999, by and among CBS, Gaylord Entertainment Company, Gaylord Television Company and Gaylord Communications, Inc.

          2.5 Amended and Restated Agreement and Plan of Merger dated as of November 23, 1999 by and among CBS Corporation and Viacom Inc., incorporated by reference to our Definitive Joint Proxy Statement on Schedule 14A dated November 24, 1999

          3.1 Restated Articles of Incorporation of CBS, as amended to October 27, 1999, incorporated by reference to Exhibit 3(a) to our Form 10-Q for the period ended September 30, 1999

          3.2 By-laws of CBS, as amended to May 4, 1999, incorporated by reference to Exhibit 3(b) to our Form 10-Q for the quarterly period ended June 30, 1999

          4.1 The rights of holders of our common stock set forth in our Restated Articles of Incorporation and By-laws that are included in Exhibits 3.1 and 3.2.

          4.2 The rights of holders of our Series A Preferred Stock Purchase Rights set forth in our Rights Agreement that is incorporated by reference to Exhibit 1 to our Form 8-A filed on January 9, 1996.

          *5.1 Opinion of Louis J. Briskman, Esq.

        **23.1 Consent of KPMG LLP

        **23.2 Consent of Arthur Andersen LLP

        **23.3 Consent of PricewaterhouseCoopers LLP

         *23.4 Consent of Arthur Andersen LLP dated October 12, 1999

         *23.5 Consent of Louis J. Briskman, Esq. (included in opinion filed as Exhibit 5.1)

         *24.1 Power of Attorney


*    Previously filed with our Registration Statement on Form S-3
     (Registartion No. 333-88775) filed on October 12, 1999.

**   Filed herewith.